Exhibit 99.2

M  A  C  K  —  C  A  L  I    R  E  A  L  T  Y    C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Mack-Cali to Provide Strategic Plan Update During January 25th Investor Meeting

— Company Reiterates 2018 Guidance —

Jersey City, New Jersey — January 24, 2019 — Mack-Cali Realty Corporation (NYSE: CLI) an owner, manager and developer of premier office and multifamily properties on the New Jersey Waterfront, announced today that it will publish tomorrow, January 25, 2019, an investor presentation highlighting the substantial progress made during 2018 along with its forward strategic plan. The Company’s executive leadership will host this previously announced event and is providing a webcast scheduled for 12:00 p.m. Eastern Time tomorrow, January 25, 2019.

The presentation and event will illustrate the successful evolution of Mack-Cali’s business and portfolio which has solidified the Company’s position as the premier New Jersey Waterfront and transit-based, owner, manager, and developer of office and multifamily properties. The presentation showcases the results of its extensive capital improvement program including its signature Harborside complex on the Jersey City Waterfront and its recent transaction activity.

Guidance/Outlook

The Company maintains its per diluted share guidance ranges for net income of $0.27 to $0.31 and Core FFO of $1.81 to $1.85 for full year 2018, which was provided and reconciled on October 31, 2018.

Webcast Information

The webcast link will be available tomorrow at www.mack-cali.com/investors The materials presented tomorrow will be included in a Form 8-K furnished by the Company with the Securities and Exchange Commission and are available on the Company’s website at https://www.mack-cali.com/investors/company-filings-reports/. A replay of the webcast will be available for 30 days at www.mack-cali.com/investors/events-presentations.

About Mack-Cali Realty Corporation

One of the country’s leading Real Estate Investment Trusts (REITs), Mack-Cali Realty Corporation is an owner, manager and developer of premier office and luxury multifamily properties in select waterfront and transit-oriented markets throughout the Northeast. Mack-Cali is headquartered in Jersey City, New Jersey, and is the visionary behind the city’s flourishing waterfront, where the company is leading development, improvement and place-making initiatives for Harborside, a master-planned destination comprised of class A office, luxury apartments, diverse retail and restaurants, and public spaces.

A fully-integrated and self-managed company, Mack-Cali has provided world-class management, leasing, and development services throughout New Jersey and the surrounding region for two decades. By regularly investing in its properties and innovative lifestyle amenity packages, Mack-Cali creates environments that empower tenants and residents to reimagine the way they work and live.

For more information on Mack-Cali Realty Corporation and its properties, visit www.mack-cali.com.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise, except as required under applicable law.

Contacts:	David Smetana Mack-Cali Realty Corporation Chief Financial Officer (732) 590-1035 dsmetana@mack-cali.com	Deidre Crockett Mack-Cali Realty Corporation Senior Vice President, Corporate Communications and Investor Relations (732) 590-1025 dcrockett@mack-cali.com

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